EXHIBIT 99.1
FOR IMMEDIATE RELEASE
MRV TO REVIEW HISTORICAL OPTION PRACTICES AND TO REVIEW ACCOUNTING FOR
EARNOUTS AND PROFIT SHARING IN TWO EUROPEAN SUBSIDIARIES AND
EXPECTS TO RESTATE FINANCIAL STATEMENTS
CHATSWORTH, CA — June 5, 2008 — MRV COMMUNICATIONS, INC. (Nasdaq: MRVC) today announced that, as a result of the recent discovery and preliminary analysis by management of information relating to the company’s stock option practices during the period from 2002 through the first quarter of 2004, the company’s board of directors has established a special committee of independent directors to review the company’s historical stock option practices and related accounting. The special committee will be assisted by independent legal counsel and outside accounting experts.
Beginning in the middle of 2006 through early 2007, MRV conducted an informal and voluntary review of its share-based award practices and concluded that there was no evidence that grant dates of options were designed to occur on dates with more favorable exercise prices (i.e., on dates with lower market prices). However, based on the information now being reviewed, management has determined that it is likely that the conclusions reached from the earlier review were incorrect with respect to certain options granted during the period from 2002 through the first quarter of 2004. Management has so informed MRV’s board of directors, which, in turn, has established the special committee to review the company’s historical stock option practices and related accounting and the bases upon which the earlier conclusions were made.
The information related to the stock option granting practices of 2002 to 2004 was discovered in the course of reviewing transactions related to two of MRV’s European subsidiaries, Turnkey Communications in Switzerland and EDSLan SpA in Italy. However, the stock option grants in question are not limited to these two subsidiaries. For Turnkey, the transaction issues relate to the accounting of earn-out formulae for certain employees and co-founders and for EDSLan, the transaction issues relate to the accrual of expenses for profit sharing arrangements with the former owners of the subsidiary who continued to manage it after MRV’s incremental acquisition of the equity of EDSLan to date. The review of the special committee is also expected to encompass a reconsideration and investigation of these transactions.
The option practices under review occurred during periods prior to the 2006 adoption of MRV’s stock option policy, which is most recently described in MRV’s 2007 Annual Report of Form 10-K, as amended, filed with the Securities and Exchange Commission (“SEC”) on April 29, 2008. Although the special committee’s review has just begun, management’s preliminary analysis is that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) that was in effect during the periods under review, the actual accounting measurement dates for certain stock option grants from 2002 to the first quarter of 2004 differed from the stated dates of grant previously used in accounting for such grants. The differences in these measurement dates result in non-cash, stock-based compensation charges that were not recorded in the Company’s financial statements during the applicable periods. The compensation expense is charged to results of operations over the vesting period which is generally four years. Accordingly, the grants during this period would impact the financial statements for the period from 2002 to 2008. These charges have the effect of increasing reported losses and decreasing retained earnings from amounts reported in the Company’s historical financial statements.
Based on the analyses of the above issues conducted by management to date and as a result of the adjustments required from such analyses, MRV expects to restate its financial statements for the impacted periods.
MRV’s management and members of the board’s audit committee have discussed the matters disclosed in this press release with Ernst & Young LLP, MRV’s independent registered public accounting firm.
Based on the information provided by management, on June 5, 2008, MRV’s board, in consultation with management, determined that financial statements and the related reports of MRV’s independent public accountants, earnings press releases, and similar communications previously issued by MRV should not be relied upon as a consequence of the pending restatement of its historical financial statements.
As the special committee’s review is just beginning, the aggregate amount of additional non-cash stock-based compensation expense has not been determined, nor has the amount of such expenses or accruals to be recorded in any specific period or in any future period been determined. Additional information may become available through the inquiry of the special committee, which could cause potential unrecorded compensation expenses and other accruals to change as well as cause the fiscal years impacted to change from the information upon which the board’s decision of June 5, 2008 on these matters was based. Further, the special committee’s review may lead to the discovery of additional related or unrelated transactions that require additional adjustments. The tax consequences that may result from these matters have not yet been determined and any additional tax liabilities could also have a material adverse impact on MRV’s financial position or liquidity. Once the special committee’s review is complete, the company will make a final determination as to the amount of unrecorded stock-based compensation costs and other accruals that should be recorded in the Company’s financial statements and the periods affected.

MRV has notified the SEC of the voluntary stock option and accounting review and its current expectations regarding restatement of its financial statements. The SEC may initiate its own inquiry into these or other matters. The Company intends to cooperate fully with the SEC in the event it does make an inquiry into the matters.
MRV is presently uncertain as to the amount of time that will be required to conduct and complete the review, to assess the impact of these matters for tax purposes and on its ongoing operations or to restate its financial statements. Similar reviews or investigations by other companies into their option practices and accounting have typically spanned lengthy periods and resulted in failures to file their quarterly and annual reports required under the Securities and Exchange Act of 1934 timely, thereby violating the continued listing requirements of the stock exchanges upon which their securities are traded, and jeopardizing the continued listing of such companies’ securities on the exchanges. If the special committee’s review into MRV’s option practices and related accounting does extend over a number of months, and, for example, inhibits MRV’s ability to file its Form 10-Q for the quarter ending June 30, 2008 or its future periodic or annual reports required under the Exchange Act, or if the matters being announced today and the ongoing uncertainties flowing from this announcement or future developments depress the bid price of MRV’s shares below the minimum of $1.00 per share for 30 consecutive business days, MRV would face such consequences with respect to the continued listing of its shares on the Nasdaq Global Market.
Securities class action and stockholder derivative litigation has often been brought against companies and their management following announcements of matters like those being announced by MRV today for perceived breaches of duties owing to the companies’ stockholders. Accordingly, MRV may be the target of securities, derivative or other litigation in the future. Such litigation could result in substantial costs and divert management’s attention and resources and contribute to a delay in the special committee’s ability to complete its review.
MRV will account for and report the expenses arising from the reviews by management and the special committee, related litigation and other associated activities in the periods incurred and such amounts are expected to be significant.

At the appropriate time, MRV intends to announce updates and provide reports on definitive conclusions drawn from the special committee’s review of matters disclosed in this press release and to comply with its obligations under the Exchange Act to report in filings with the SEC material events or proceedings that occur in the future as a consequence. However, MRV will not otherwise comment on these matters, or respond to questions from stockholders, financial analysts or others in the investment community or the press, until the special committee has completed its review.
Forward-Looking and Cautionary Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and may be identified by use of terms such as “expects,” “anticipates,” “intends,” “potential,” “estimates,” “believes”, “should”, “will”, “would” and similar words.
Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements should be considered in conjunction with the cautionary statements contained in this release that discuss the reasons why the potential impact on MRV’s financials statements and the affected periods may change and in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, in the Company’s other filings with the SEC, and in material incorporated therein by reference. Forward-looking statements should not be regarded as representations by MRV that its expectations will in fact be realized.
All information in this release is as of June 5, 2008 and except as expressly stated in this release, MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.
About MRV Communications, Inc.
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services, and optical components. MRV’s network equipment business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. The Company’s optical components business, operating under the Source Photonics brand, includes Source Photonics, Inc. and Fiberxon, Inc., both wholly owned subsidiaries of MRV. Publicly traded since 1992, MRV is listed on the NASDAQ Global Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit www.mrv.com and www.sourcephotonics.com.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Maria Riley
Investor Relations	(415) 217-2631
(818) 886-MRVC (6782)	maria@blueshirtgroup.com
ir@mrv.com

4